SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                      Date of Report:           Commission File No.:
             ---------------------------------- --------------------
                   September 9, 2003                 0-12169


                                 MediaWorx, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                   Wyoming                            98-0152226
             -------------------------------    -----------------------
             (State or other jurisdiction of    (IRS Identification No.)
              incorporation or organization)

           1895 Preston White Drive, Suite 250, Reston, Virginia 20191
           -----------------------------------------------------------
                    (Address of principal executive offices)


                                  703-860-6580
                            -------------------------
                            (Issuer telephone number)

                                       N/A
                    ----------------------------------------
                   (Former name, if changed since last report)


                                       N/A
          -------------------------------------------------------------
                 (Former address, if changed since last report)

         On July 1, 2003, MediaWorx Acquisition Company, L.L.C., a Nevada limited liability company and wholly owned subsidiary of the Registrant ("MWAC"), merged with and into Advanced Capital Services, L.L.C., a Nevada limited liability company ("ACLLC"), with MWAC being the surviving corporation and continuing its existence under the laws of the State of Nevada (the
"Merger"). Articles of Merger were filed with the State of Nevada on July 1, 2003, being the Effective Date of the Merger. The terms of the Merger were set forth in an Agreement and Plan of Merger dated July 1, 2003 by and among the Registrant, the Merger Sub, and ACLLC. The Merger was the subject of a Schedule 14C Information Statement filed July 1, 2003 and a Form 8-K filed July 11, 2003.

         The purpose of this amended current report on Form 8-K/a is to amend the previous current report on Form 8-K to file the financial statements and pro forma financial statements as required.

Item 7.  Financial Statements and Exhibits

         (a) Audited Financial Statements of MediaWorx, Inc. (formerly Advanced Gaming Technology, Inc.) as of December 31, 2002



                          INDEX TO FINANCIAL STATEMENTS



Independent Auditors' Report................................................F-1
Consolidated Balance Sheets.................................................F-2
Consolidated Statements of Operations.......................................F-3
Consolidated Statements of Stockholders' Equity (Deficit)...................F-4
Consolidated Statements of Cash Flows.......................................F-5
Notes to Consolidated Financial Statements..................................F-6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Advanced Gaming Technology, Inc.


We have audited the accompanying consolidated balance sheets of Advanced Gaming Technology, Inc. and subsidiaries as at December 31, 2002 and 2001, and the consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Gaming Technology, Inc. and subsidiaries as of December 31, 2002 and 2001 and the results of their operations, and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $411,670 for 2001 and has incurred substantial net losses in recent years. These factors, and the other discussed in Note 8, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Respectfully submitted,

/s/ Robison, Hill & Co.
-----------------------------
    Robison, Hill & Co.
    Certified Public Accountants

Salt Lake City, Utah
April 15, 2003



                        ADVANCED GAMING TECHNOLOGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                            Years Ended December 31,



                                                                   2002             2001
                                                                -----------    -----------

                                 ASSETS
CURRENT ASSETS
   Cash and equivalents                                         $    10,759    $    45,709
   Short-term loans - related party                                   5,331              0
   Investment in marketable equity securities                        11,500              0
   Prepaid expenses                                                       0          1,000
                                                                -----------    -----------

          Total current assets                                       27,590         46,709
                                                                -----------    -----------

PROPERTY AND EQUIPMENT
   Furniture, fixtures and equipment, net                             1,187         66,862
                                                                -----------    -----------

          Total property and equipment                                1,187         66,862
                                                                -----------    -----------

Total Assets                                                    $    28,777    $   113,571
                                                                ===========    ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Accounts payable and accrued liabilities                     $    14,148    $    10,000
   Notes payable                                                  1,025,332      1,367,424
                                                                -----------    -----------

          Total current liabilities                               1,039,480      1,377,424
                                                                -----------    -----------

Total Liabilities                                                 1,039,480      1,377,424

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock-10% cumulative, $0.10 par value, 4,000,000
      authorized; 0 issued and outstanding                                0              0
   Common stock, $0.005 par value, 150,000,000 authorized;
      21,430,587 issued and outstanding                             107,153        107,153
   Additional paid-in capital                                             0              0
   Accumulated comprehensive income                                   2,500              0
   Accumulated deficit                                           (1,120,356)    (1,371,006)
                                                                -----------    -----------

          Total stockholders' equity (deficit)                   (1,010,703)    (1,263,853)
                                                                -----------    -----------

Total Liabilities and Stockholders' Equity (Deficit)            $    28,777    $   113,571
                                                                ===========    ===========



The accompanying notes are an integral part of the financial statements.



ADVANCED GAMING TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31,



                                                             2002           2001
                                                       ------------    ------------

REVENUES                                               $          0    $     87,184

OPERATING EXPENSES
   Salaries                                                  98,125         225,000
   Depreciation                                              66,970          82,638
   Other operating expenses                                  24,491          39,011
                                                       ------------    ------------

          Total operating expenses                          189,586         346,649
                                                       ------------    ------------

Operating income (loss)                                    (189,586)       (259,465)
                                                       ------------    ------------

OTHER INCOME (EXPENSE)
   Interest income                                                0           9,959
   Interest expense                                         (97,292)        (83,986)
   Equity in earnings of affiliate                                0         (78,178)
   Gain from lawsuit settlement                              17,500               0
   Gain on forgiveness of debt                              520,026               0
                                                       ------------    ------------

          Total other income (expense)                      440,234        (152,205)
                                                       ------------    ------------

Net income (loss)                                           250,648        (411,670)
                                                       ------------    ------------

OTHER COMPREHENSIVE INCOME (LOSS)
   Marketable equity securities holding gain                  2,500               0
                                                       ------------    ------------

          Total other comprehensive income (loss)             2,500               0
                                                       ------------    ------------

Comprehensive income (loss)                            $    253,148    $   (411,670)
                                                       ============    ============

Net income (loss) per common share, basic              $       0.01    $      (0.02)
                                                       ============    ============
Weighted average number of common shares outstanding     21,430,587      21,430,587
                                                       ============    ============



The accompanying notes are an integral part of the financial statements.



                        ADVANCED GAMING TECHNOLOGY, INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                                                         TOTAL
                                               NUMBER                  ADDITIONAL     ACCUMULATED                    STOCKHOLDERS'
                                                 OF         COMMON      PAID-IN      COMPREHENSIVE      RETAINED        EQUITY
                                               SHARES        STOCK      CAPITAL         INCOME          EARNINGS       (DEFICIT)
                                             ------------ ------------------------- ---------------- --------------- --------------

BEGINNING BALANCE,
December 31, 1999                            25,000,000   $125,000    $0            $0               $(394,895)      $(269,895)

Net loss                                     0            0           0             0                (564,441)       (564,441)
                                             ------------ ------------------------- ---------------- --------------- --------------

BALANCE, December 31, 2000                   25,000,000   125,000     0             0                (959,336)       (834,336)

Cancellation of reserved shares              (3,569,413)  (17,847)    0             0                0               (17,847)
Net loss                                     0            0           0             0                (411,670)       (411,670)
                                             ------------ ------------------------- ---------------- --------------- --------------

BALANCE, December 31, 2001                   21,430,587   107,153     0             0                (1,371,006)     (1,263,853)

Other comprehensive income (loss)            0            0           0             2,500            0               2,500
Net income                                   0            0           0             0                250,648         250,648
                                             ------------ ------------------------- ---------------- --------------- --------------

ENDING BALANCE, December 31, 2002            21,430,587   $107,153    $0            $2,500           $(1,120,358)    $(1,010,705)
                                             ============ ========================= ================ =============== ==============









The accompanying notes are an integral part of the financial statements.



                        ADVANCED GAMING TECHNOLOGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            Years Ended December 31,



                                                                        2002         2001
                                                                     ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                    $ 250,648    $(411,670)
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                        66,970       82,638
   Loss from earnings of affiliate                                           0       78,178
   Cancellation of reserve for common stock                                  0      (17,847)
   Gain on forgiveness of debt                                        (520,026)           0
Changes in operating assets and liabilities:
   (Increase) decrease in inventory                                          0       20,000
   (Increase) decrease in prepaid expenses                               1,000            0
   Increase (decrease) in accounts payable and accrued liabilities     102,291      153,121
   (Increase) decrease in accrued interest                              97,292            0
                                                                     ---------    ---------

Net cash provided (used) by operating activities                        (1,825)     (95,580)
                                                                     ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                   (1,294)     (23,747)
   Short-term loan extended                                            (10,000)           0
   Short-term loan repaid                                               10,000            0
   Short-term loan to related party extended                           (11,832)           0
   Short-term loan to related party repaid                               6,500            0
   Investment in marketable equity securities                           (9,000)           0
                                                                     ---------    ---------

Net cash provided (used) by investing activities                       (15,626)     (23,747)
                                                                     ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds received from debt and notes                                     0            0
   Repayment of debt and notes                                         (17,500)      (6,771)
                                                                     ---------    ---------

Net cash provided (used) by financing activities:                      (17,500)      (6,771)
                                                                     ---------    ---------

Net increase (decrease) in cash and equivalents                        (34,951)    (126,098)

CASH and equivalents, beginning of period                               45,709      171,807
                                                                     ---------    ---------

CASH and equivalents, end of period                                  $  10,758    $  45,709
                                                                     =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Payment of interest in cash                                          $       0    $  35,451
                                                                     =========    =========





The accompanying notes are an integral part of the financial statements.

                        ADVANCED GAMING TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
         THE COMPANY The Company was incorporated under the laws of the State of Wyoming in 1963 under the name of MacTay Investment Co. The Company changed its name to Advanced Gaming Technology, Inc. in 1991. The Company's executive offices are located in San Antonio, Texas where it is principally engaged in the development and marketing of technology for the casino and hospitality industry.

         The financial statements have been prepared in conformity with accounting principles generally accepted in the United States. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and statements of operations for the years then ended. Actual results may differ from these estimates. Estimates are used when accounting for allowance for bad debts, collectibility of accounts receivable, amounts due to service providers, depreciation, litigation contingencies, among others.
         Certain reclassifications have been made in the 2001 financial statements to conform with the 2002 presentation.

         A summary of the significant accounting policies applied in the preparation of the accompanying financial statements is as follows:

         A) PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of Advanced Gaming Technology, Inc. and its wholly-owned subsidiaries, Executive Video Systems, Inc., Palace
         Entertainment Limited, Prisms, Inc., Pleasure World Ltd., Prisms (Bahamas) Ltd., and A.G.T. Acceptance Corp. All significant intercompany accounts and transactions have been eliminated.

         B) CASH EQUIVALENTS The Company considers all highly liquid debt instruments equivalents. At times during any year, there may be a concentration of cash at any one bank or financial institution in excess of insurance limits.

         C) FIXED ASSETS Property and equipment is stated at cost. Depreciation is computed on the straight-line method, based on the estimated useful lives of the assets of generally three to five years. Expenditures for maintenance and repairs are charged to operations as incurred. Major overhauls and improvements are capitalized and depreciated over their useful lives. Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization if removed from the accounts, and any gain or loss is included in the determination of income or loss.

         D) NET INCOME (LOSS) PER COMMON SHARE, BASIC Net income (loss) per share is computed by dividing the net income by the weighted average number of shares outstanding during the period. Net income per share, diluted, is not presented, as no potentially dilutive securities are outstanding.

                        ADVANCED GAMING TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(2) INCOME TAXES Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company had net operating loss carryforwards for income tax purposes of approximately $1,143,000, expiring at various dates from December 31, 2008 and December 31, 2021. A loss generated in a particular year will expire for federal tax purposes if not utilized within fifteen years. The Internal Revenue Code contains provisions that would reduce or limit the availability and utilization of these net operating loss carryforwards if certain ownership changes have been or will be taking place .In accordance with SFAS No. 109, a valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax asset will not be realized. Due to the uncertainty with respect to the ultimate realization of the loss carryforwards, the Company established a valuation allowance for the entire net deferred income tax asset of $457,000 as of December 31, 2002.


(3) STOCKHOLDERS' EQUITY The company has authorized 150,000,000 shares of $0.005 par value common stock and 4,000,000 shares of $0.10 par value preferred stock, with 21,430,587 and 0 shares issued and outstanding, respectively. Rights and privileges of the preferred stock are to be determined by the Board of Directors prior to issuance.

(4) CHANGE IN CONTROL On June 12, 2002, PowerHouse Management, Inc., of San Antonio, Texas, purchased approximately 56% of the issued and outstanding shares of common stock of the Company. At the same time, all former officers and directors resigned after electing new directors who appointed new officers.

(5) NOTES PAYABLE Notes payable consist of the following:
                                                        2002          2001
                                                    ------------  -------------

Note payable, interest at 9%, due in monthly
payments of $6,200  beginning March 1, 2000.
The note is due in July of 2006. The note is
convertible  into common  stock at a rate of
$0.53 per share.                                    $1,025,332      $940,939

Note  payable,  interest  at prime  plus 2%,
payable  to an officer  of the  company  and
secured by all assets of the company.                        0       426,485
                                                    ------------  -------------

Net long-term debt                                  $1,025,332    $1,367,424
                                                    ============  =============


         As part and parcel to the change in control, (see Note 4), the officer owed the note payable agreed to forgive all but $40,000 of his note. His note had included accrued salary and accrued interest. These amounts were accrued up to the date of the change of control, June 12, 2002. As a result, the Company recognized a gain on the forgiveness of debt of $497,526.

(6) COMMITMENTS AND CONTINGENCIES The Company filed for reorganization under Chapter 11 of the US Bankruptcy Code in Las Vegas, Nevada on August 26, 1998. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the Federal Bankruptcy Laws are stayed while the Debtor continues business operations as Debtor-in-possession. These claims were reflected in the March 31, 1999 balance sheet as "liabilities subject to compromise". The bankruptcy plan was approved June 29, 1999 and became effective on August 19, 1999. On February 15, 2000, the Bankruptcy Court in the District of Las Vegas approved the final decree of the Company closing the Chapter 11 bankruptcy case of the Company.

         Pursuant to the plan, obligations to secured creditors were renegotiated. All remaining liabilities of the Company were fully satisfied through issuance of new common stock. Unsecured creditors received 1.88 shares of new common stock for each $1.00 of allowed claim. The Company issued 25,000,000 shares of new common stock in conjunction with the plan. The existing common stock was cancelled. Existing shareholders of the company on the effective date received 1 share of new common stock for each 66 shares of common stock currently owned. Approximately 21,000,000 shares were issued to creditors, existing shareholders and new investors. A reserve of approximately 4,000,000 shares if maintained for additional allowed claims.

(7) REORGANIZATION ACCOUNTING The Company accounted for the reorganization using fresh-start reporting. Accordingly, all assets and liabilities were restated to reflect their reorganization value, which approximates fair value at the date of reorganization.

(8) GOING CONCERN The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates the Company as a going concern. However, the Company has sustained substantial operating losses in recent years and has used substantial amounts of working

(8) GOING CONCERN (CONTINUED) capital in its operations. Realization of a major portion of the assets reflected on the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company's ability to meet its financing requires and succeed in its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide them with the opportunity for the Company to continue as a going concern. As the Company now has no operations, it is evaluating the options available to it.

(9) FIXED ASSETS Subsequent to the change in control, the Company elected to write off the undepreciated value of its fixed assets. As a result, the Company recorded $36,862 in depreciation in excess of the previous $15,000 per quarter. In addition, the Company intends to dispose of these fixed assets, which it believes have no value.

(10) MARKETABLE EQUITY SECURITIES In the fourth quarter, the Company purchased shares of an OTC: BB listed company as a short-term investment in the amount of $9,000. These shares were worth $11,500 at December 31, 2002.

(11) SHORT-TERM LOANS TO RELATED PARTIES In September 2002, the Company extended two short-term loans to related parties totaling $11,832. $6,500 was repaid in December 2002. These loans are demand loans with no stated interest rate.

(b)      Unaudited Financial Statements of MediaWorx, Inc. as of June 30, 2003

                          INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets................................................ F-10
Consolidated Statements of Income ......................................... F-11
Consolidated Statements of Stockholders' Equity (Deficit).................. F-12
Consolidated Statements of Cash Flows...................................... F-13
Notes to Consolidated Financial Statements................................. F-14




                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                     ASSETS
                                                                           June 30,     December 31,
                                                                            2003           2002
                                                                         -----------    -----------

CURRENT ASSETS
        Cash and equivalents                                             $     5,603    $    10,759
        Prepaid expenses                                                       3,778           --
        Short term loans - related party                                        --            5,331
        Investments - marketable securities                                     --           11,500
                                                                         -----------    -----------
               Total current assets                                            9,381         27,590
                                                                         -----------    -----------
PROPERTY AND EQUIPMENT
        Furniture, fixtures and equipment                                    784,188        784,188
        Less accumulated depreciation                                        783,217        783,001
                                                                         -----------    -----------
                Net furniture, fixtures and equipment                            971          1,187
                                                                         -----------    -----------


TOTAL ASSETS                                                             $    10,352    $    28,777
                                                                         ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
       Accounts payable                                                  $    15,765    $    14,148
       Accrued interest                                                         --           84,393
       Notes payable                                                         100,000        940,939
                                                                         -----------    -----------
                Total current liabilities                                    115,765      1,039,480
                                                                         -----------    -----------


STOCKHOLDERS' EQUITY (DEFICIT)
       Preferred stock - 10% cumulative, $0.10 par value,
       4,000,000 authorized; 0 issued and outstanding                           --             --
       Common stock - $.005 par value, 150,000,000 authorized,
       1,024,306 issued and outstanding at June 30,2003 and
       214,306 at December 31, 2002 respectively                               5,122          1,072
       Paid-In-Capital                                                       138,031        106,081
       Accumulated comprehensive income                                         --            2,500
       Accumulated deficit                                                  (248,566)    (1,120,356)
                                                                         -----------    -----------
                Total stockholders' equity (deficit)                        (105,413)    (1,010,703)
                                                                         -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $    10,352    $    28,777
                                                                         ===========    ===========





                 See accompanying notes to financial statements


                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                                                              Three Months              Six Months
                                                              Ended June 30,          Ended June 30,
                                                            2003         2002        2003         2002
                                                            ----         ----        ----         ----

REVENUES                                                 $    --      $    --      $    --      $    --
                                                         ---------    ---------    ---------    ---------

OPERATING EXPENSES
         Salaries                                             --         41,875         --         98,125
         Professional/consulting fees                       45,439         --         47,168         --
         Storage                                               750         --          1,540         --
         Depreciation                                          108       51,862          216       66,862
         Other operating expenses                              165        6,206          166       10,141
                                                         ---------    ---------    ---------    ---------
                Total operating expenses                    46,462       99,943       49,090      175,128
                                                         ---------    ---------    ---------    ---------

Operating income (loss)                                    (46,462)     (99,943)     (49,090)    (175,128)
                                                         ---------    ---------    ---------    ---------

OTHER INCOME (EXPENSE)
         Miscellaneous income                                 --           --          8,745         --
         Interest expense                                     --        (26,727)     (21,171)     (54,949)
         Permanent impairment of marketable
         securities                                         (5,500)        --        (14,331)        --
         Gain on forgiveness of debt                       947,637      497,526      947,637      497,526
                                                         ---------    ---------    ---------    ---------
                Total other income (expense)               942,137      470,799      920,880      442,577
                                                         ---------    ---------    ---------    ---------
Net income (loss)                                          895,675      370,856      871,790      267,449
                                                         ---------    ---------    ---------    ---------


Net income per common share, basic                       $   3.909    $   1.730    $   3.929    $   1.248
                                                         =========    =========    =========    =========
Net income per common share, diluted                     $   3.826    $   1.730    $   3.880    $   1.248
                                                         =========    =========    =========    =========






                 See accompanying notes to financial statements



                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (UNAUDITED)

                                           COMMON STOCK

                                                      PAR        PAID-IN      ACCUMULATED      RETAINED        TOTAL
                                     SHARES          VALUE       CAPITAL     COMPREHENSIVE     EARNINGS/    STOCKHOLDERS'
                                                                                INCOME        (DEFICIT)    EQUITY/(DEFICIT)

Balance, December 31, 2001         21,430,587    $   107,153    $      --     $      --      $(1,371,004)   $(1,263,851)
Retroactive adjustment for
100:1 reverse stock split
June 23, 2003                     (21,216,281)      (106,081)       106,081          --             --             --
                                  -----------    -----------    -----------   -----------    -----------    -----------

Restated balance at
December 31, 2001                     214,306          1,072        106,081          --       (1,371,004)    (1,263,851)
Other comprehensive income               --             --             --           2,500              0          2,500
Net income                               --             --             --            --          250,648        250,648
                                  -----------    -----------    -----------   -----------    -----------    -----------

Balance, December 31, 2002            214,306          1,072        106,081         2,500     (1,120,356)    (1,010,703)
Issuance of stock for services,
June 17, 2003                          10,000             50         19,950          --             --           20,000
Issuance of stock for services,
June 30,2003                          800,000          4,000         12,000          --             --           16,000
Other comprehensive (loss)               --             --             --          (2,500)          --           (2,500)

Net income                               --             --             --            --          871,790        871,790
                                  -----------    -----------    -----------   -----------    -----------    -----------

Ending Balance, June 30, 2003       1,024,306    $     5,122    $   138,031   $         0    $  (248,566)   $  (105,413)
                                  ===========    ===========    ===========   ===========    ===========    ===========



                 See accompanying notes to financial statements



                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                                                      For the six months
                                                                         Ending June 30,
                                                                       2003         2002
                                                                       ----         ----

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income                                                          $ 871,790    $ 267,449
      Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation                                                    216       66,862
          Gain on forgiveness of debt                                (947,637)    (497,526)
          Grant of stock-based compensation                            36,000         --
          Permanent impairment of marketable securities                14,331         --
      Changes in operating assets and liabilities:
          (Increase) decrease in prepaid expenses                      (3,778)       1,000
          Increase (decrease) in accounts payable                       2,750       (4,794)
          Decrease in accrued interest                                 21,172         --
          Increase in notes payable                                      --        153,092
                                                                    ---------    ---------
          Net cash used in operating activities                        (5,156)     (13,917)

Cash flows from investing activities
          Short-term loan to related party extended                     5,331         --
          Investments in marketable equity securities                  (5,331)        --
                                                                    ---------    ---------
          Net cash provided in investing activities                      --           --

Cash flows from financing activities                                     --           --
                                                                    ---------    ---------
          Net cash provided by financing activities                      --           --
                                                                    ---------    ---------

NET DECREASE IN CASH                                                   (5,156)     (13,917)

Cash and equivalents, beginning                                        10,759       45,709

Cash and equivalents, ending                                        $   5,603    $  31,792
                                                                    =========    =========

NON CASH ACTIVITY

During the three months ended June 30,2003, accrued interest and note payable of $105,565 and $840,939, respectively, were forgiven, as well as a payable of $1,133.




                 See accompanying notes to financial statements

                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Advanced Gaming Technology, Inc is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

INTERIM REPORTING

The unaudited financial statements as of June 30, 2003 and for the six month period then ended, reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

ORGANIZATION

Advanced Gaming Technology, Inc. (the Company) was incorporated under the laws of the State of Wyoming in 1963 under the name MacTay Investment Co. The company changed its name to Advanced Gaming Technology, Inc. in 1991. The Company's executive offices were located in San Antonio, TX. In June 2002, the Company ceased its primary operating activities, developing and marketing technology for the casino and hospitality industry. Since that time the Company has been seeking merger candidates. In preparation for a reverse triangular merger, the Board voted on June 24, 2003, to approve a name change to MediaWorx, Inc. to be effective in July after completion of the merger and to change the Company's address to 1895 Preston White Drive, Suite 250, Reston, Virginia.

USE OF ESTIMATES

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and statement of operations for the year then ended. Actual results may differ from these estimates. Estimates are used when accounting for allowance for bad debts, collectibility of accounts receivable, amounts due to services providers, depreciation, and litigation contingencies, among others.

                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 31, 2003 AND 2002
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPALS OF CONSOLIDATION:

The consolidated financial statements include the accounts of Advanced Gaming Technology, Inc. and its wholly-owned, inactive subsidiaries: Executive Video Systems, Inc.; Palace Entertainment Limited; Prisms, Inc.; Pleasure World Ltd.; Prisms (Bahamas) Ltd.; and A.G.T. Acceptance Corp. All significant intercompany accounts and transactions have been eliminated

CASH EQUIVALENTS

For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months of less to be cash equivalents to the extent the funds are not being held for investment purposes.

CONCENTRATION OF RISK

At times during any year, there may be a concentration of cash at any one bank or financial institution in excess of insurance limits.

FIXED ASSETS

Property and equipment is stated at cost. Depreciation is computed on the straight-line method, based on the estimated useful lives of the assets of generally three to five years. Expenditures for maintenance and repairs are charged to operations as incurred. Major overhauls and improvements are capitalized and depreciated over their useful lives. Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization if removed from the accounts, and any gain or loss is included in the determination of income or loss.

NET INCOME (LOSS) PER COMMON SHARE, BASIC

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock. The following reconciles amounts reported in the financial statements:



                                                               For the Three Months Ended June 30, 2003
                                                       ----------------------------------------------------------
                                                             Income              Shares           Per-Share
                                                           (Numerator)       (Denominator)          Amount
                                                       ----------------------------------------------------------
Income Available to Common
     Stockholders                                       $      895,675                 229,106 $         3.909
                                                                                               ==================

Effect of Dilutive Securities:
Warrants                                                             -                   5,000
                                                       ---------------------------------------

Income Available to Common
     Stockholders - Diluted Earnings Per Share          $      895,675                 234,106 $         3.826
                                                       ==========================================================

                                                               For the Three Months Ended June 30, 2002
                                                       ----------------------------------------------------------
                                                             Income              Shares           Per-Share
                                                           (Numerator)       (Denominator)          Amount
                                                       ----------------------------------------------------------
Income Available to Common
     Stockholders                                       $      370,856                 214,306 $         1.730
                                                                                               ==================

Effect of Dilutive Securities:                                           -                   -
                                                       ----------------------------------------

Income Available to Common
     Stockholders - Diluted Earnings Per Share          $      370,856                 214,306 $         1.730
                                                       ==========================================================

                                                                For the Six Months Ended June 30, 2003
                                                       ----------------------------------------------------------
                                                             Income              Shares           Per-Share
                                                           (Numerator)       (Denominator)          Amount
                                                       ----------------------------------------------------------
Income Available to Common
     Stockholders                                       $      871,790                 221,906 $         3.929
                                                                                               ==================

Effect of Dilutive Securities:
Warrants                                                             -                   2,800
                                                       ---------------------------------------

Income Available to Common
     Stockholders - Diluted Earnings Per Share          $      871,790                 224,706 $         3.880
                                                       ==========================================================

                                                                For the Six Months Ended June 30, 2002
                                                       ----------------------------------------------------------
                                                             Income              Shares           Per-Share
                                                           (Numerator)       (Denominator)          Amount
                                                       ----------------------------------------------------------
Income Available to Common
     Stockholders                                       $      267,449                 214,306 $         1.248
                                                                                               ==================

Effect of Dilutive Securities:                                       -                       -
                                                       ---------------------------------------

Income Available to Common
     Stockholders - Diluted Earnings Per Share          $      267,449                 214,306 $         1.248
                                                       ==========================================================

                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATION

Certain reclassifications have been made in the 2002 financial statements to conform with the June 30, 2003 presentation.

NOTE 2 - INCOME TAXES

Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company had net operating loss carryforwards for income tax purposes of approximately $1,143,000, expiring at various dates from December 31, 2008 through December 31, 2021. A loss generated in a particular year will expire for federal tax purposes if not utilized within fifteen years. The Internal Revenue Code contains provisions that would reduce or limit the availability and utilization of these net operating loss carryforwards if certain ownership changes have been or will be taking place. In accordance with SFAS No. 109, a valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax asset will not be realized. Due to the uncertainty with respect to the ultimate realization of the loss carryforwards, the Company established a valuation allowance for the entire net deferred income tax asset as of June 30, 2003.

NOTE 3 - STOCKHOLDERS' EQUITY

The Company has authorized 150,000,000 shares of $0.005 par value common stock and 4,000,000 shares of $0.10 par value preferred stock. Rights and privileges of the preferred stock are to be determined by the Board of Directors prior to issuance.

On June 17, 2003, the Company issued 1,000,000 shares of common stock to a former officer in exchange for continued consulting for the company. The shares were valued at $.02 and the company recorded $20,000 of consulting expenses. These shares were subject to the 100:1 stock split described below.

On June 23, 2003, the Board of Directors approved a proposal to effectuate a 100 to 1 reverse stock split of the Company's outstanding common shares with no effect on the par value or on the number of authorized shares. As a result of this action, the total number of outstanding shares of common stock are reduced from 22,430,587 to 224,306 shares.

On June 30, 2003, the Company issued 800,000 shares of common stock to the Law Offices of Henry S. Meyer for legal services and consulting. The shares were valued at $.02 and the Company recorded $16,000 of consulting expenses.

                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)

NOTE 4 - CHANGE IN CONTROL

On June 12, 2002, PowerHouse Management, Inc., of San Antonio, Texas, purchased approximately 56% of the issued and outstanding shares of common stock of the Company. At the same time, all former officers and directors resigned after electing new directors who appointed new officers.

NOTE 5 - NOTES PAYABLE

A note payable to SDA List Brokers, Inc. (SDA), in the amount of $940,939, accrued interest at 9%, and was due in monthly payments of $6,200 beginning March 1, 2000. On June 25, 2003, this note and the accrued interest totaling $1,046,504 was settled by the Company in return for issuing a promissory note to SDA in the amount of $25,000, with 2% interest per annum, and a warrant to purchase up to 100,000 shares of common stock of the Company. If the warrant is not exercised by the expiration date of June 25, 3004, than the Company shall pay SDA $75,000. As a result of this transaction, debt forgiveness income in the amount of $946,504 was recognized during the three month period ending June 30, 2003.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company filed for reorganization under Chapter 11 of the US Bankruptcy Code in Las Vegas, Nevada on August 26, 1998. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the Federal Bankruptcy Laws are stayed while the Debtor continues business operations as Debtor-in-possession. These claims were reflected in the March 31, 1999 balance sheet as "liabilities subject to compromise". The bankruptcy plan was approved June 29, 1999 and became effective on August 19, 1999. On February 15, 2000, the Bankruptcy Court in the District of Las Vegas approved the final decree of the Company closing the Chapter 11 bankruptcy case of the Company.

The Company accounted for the reorganization using fresh-start reporting. Accordingly, all assets and liabilities were restated to reflect their reorganization value, which approximates fair value at the date of reorganization.

                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)


NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates the Company as a going concern. However, the Company has sustained substantial operating losses in recent years and has used substantial amounts of working capital in its operations. Realization of a major portion of the assets reflected on the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company's ability to meet its financing requirements and succeed in its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide them with the opportunity for the Company to continue as a going concern. As the Company now has no operations, it is evaluating the options available to it.

NOTE 8 - MARKETABLE EQUITY SECURITIES

During 2002, the Company purchased 100,000 shares of Solar Satellite Communications, Inc. an OTCBB listed company as a short-term investment in the amount of $14,332. As of June 30, 2003, this investment has been written down to $0 with a loss of $14,331.

NOTE 9 - ACCOUNTS PAYABLE

Management negotiated with a vendor to settle a $5,133 account payable for $4,000, which was paid during the three month period ending June 30, 2003. Debt forgiveness income in the amount of $1,133 was recognized.

NOTE 10 - SUBSEQUENT EVENTS

On July 1, 2003, the Company completed a reverse triangular merger (`the Merger") whereby the Company acquired the assets a subsidiary of Solar Satellite Communication, Inc. ("SSCI"), a print and cross-media marketing and management company. The Merger involved Advanced Capital Services, L.L.C, a Nevada limited liability company ("ACLLC"), MediaWorx Acquisition Company, L.L.C., a newly formed Nevada limited liability company and wholly owned subsidiary of the Company ("MWAC"), and the Company.

ACLLC, owned by Diamond Capital LLC and Quest Capital Resources, LLC, purchased the assets of The MediaWorx, Inc., a wholly owned subsidiary of Solar Satellite Communication, Inc., a Colorado corporation, for 3,000,000 ACLLC membership interests. The assets of SSCI were primarily the business plan and people involved in the management and procurement of print, packaging, and cross-media services.

                                 MEDIAWORX, INC.
                   (FORMERLY ADVANCED GAMING TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)


On July 1, 2003, as part of the Merger, ACLLC was merged pursuant to Nevada law into MWAC. As a consequence of the Merger, MWAC became the surviving entity and continues to be a wholly owned subsidiary of the Company. A copy of the associated Plan of Merger was filed with a Schedule 14C Information Statement on July 1, 2003.

In the exchange, as described above, the original members of ACLLC received 4,000,000 of the Company's common shares and 3,500,000 preferred shares convertible 1 to 5 into common shares with voting rights as if converted, i.e., 17,500,000 common shares, and SSCI received 250,000 of the Company's shares.

Additionally, ACLLC purchased a convertible promissory note held by Private Investor Equity, LLC which was originated when SSCI received $500,000 from Private Investors Equity, LLC. In lieu of exercising the default provisions, ACLLC converted the Note and accrued interest into 27,216,650 SSCI common shares and converted 250,000 Preferred C shares into shares with conversion rights of 1 to 40 into shares having conversion and voting rights of 1 to 360. These shares were partially distributed to ACLLC and to the owners of ACLLC, Diamond Capital LLC and Quest Capital Resources, LLC. As a result, MWAC now has 49% voting control of SSCI and Diamond and Quest respectively each own 23% voting control of SSCI. Furthermore, as a result of this transaction, MWAC holds the note payable of $500,000 and accrued interest of $44,333 due to Private Investors Equity, LLC.

On July 1, 2003, the Company engaged an offshore licensed brokerage firm to raise on a best efforts basis from $1.5 million to $3.0 million, depending on market price, for 11,000,000 of the Company's common stock.

Effective July 2003, the Company changed its name to MediaWorx, Inc.

            (c)        Proforma Financial Information

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

            MediaWorx Acquisition Company, LLC (MWAC) was formed on June 27, 2003 solely for the purpose of merging with Advanced Capital Services, LLC (ACLLC). It had no assets or liabilities, and startup costs of $2,000. ACLLC was formed on June 27, 2003 solely for the purpose of acquiring the assets of Solar Satellite Communications, Inc. (SSCI) and merging with MWAC. Prior to the purchase it had no assets and no liabilities. On July 1, 2003, ACLLC purchased the assets of The MediaWorx, Inc., a wholly owned subsidiary of SSCI, a Colorado corporation, for 3,000,000 ACLLC membership interests. Also on July 1, 2003, MediaWorx, Inc. and its newly formed wholly owned subsidiary MWAC merged with and into ACLLC. As a result of the merger and purchase, the Company acquired the assets of SSCI, which consisted primarily of a business plan and the people involved in the management and procurement of print, packaging, and cross-media services and a promissory note payable of $500,000 with accrued interest of $44,333 in exchange for 4,250,000 Common Shares and 3,500,000 Preferred Shares, convertible 1 Preferred to 5 Common Shares. See "The Merger". The following unaudited pro forma condensed combined financial statements are based on the June 30, 2003 historical financial statements of MediaWorx, Inc. contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with MediaWorx, Inc. treated as the acquiring entity for financial reporting purposes.

         The unaudited pro forma condensed combined balance sheet presenting the financial position of the Surviving Corporation assumes the purchase occurred as of June 30, 2003. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 and the six months ended June 30, 2003 presents the results of operations of the Surviving Corporation, assuming the merger was completed on January 1, 2002.

         The unaudited pro forma condensed combined financial statements have been prepared by management of MediaWorx, Inc. and Advanced Capital Services, LLC based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of MediaWorx, Inc. (including the notes thereto) included in this Form.
See "FINANCIAL STATEMENTS."



                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 2003
                                                                     Media Worx         Advanced                      Pro Forma
                                                Media Worx,         Acquisition,         Capital          Pro Forma    Combined
                                                    Inc.                LLC           Services, LLC      Adjustments   Balance
                                                ---------------- -------------------  ------------------------------ ------------

ASSETS
Current Assets                                    $    9,381      $         -           $      -         $        -   $    9,381
Fixed Assets (net)                                       971                -                  -                  -          971
                                                ---------------- -------------------  ------------------------------ ------------
     Total Assets                                 $   10,352      $         -           $      -         $        -   $   10,352
                                                ================ ===================  ============================== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable & Accrued Expenses               $   15,765      $         -           $      -         $        -   $   15,765
Accrued Interest                                           -                -                  -             44,333 A     44,333
Notes Payable                                        100,000                -                  -            500,000 A    600,000
                                                ---------------- -------------------  ------------------------------ ------------
     Total Liabilities                               115,765                -                  -            544,333      660,098
                                                ---------------- -------------------  ------------------------------ ------------

Stockholders' Equity:
  Preferred Stock                                          -                -                  -            350,000 B    350,000
  Common Stock                                         5,122                -                  -             20,000 B
                                                                                                              1,250 B     26,372
  Additional Paid in Capital                         138,031                -                  -                  -      138,031
  Members Equity                                           -            2,000                  -            (2,000) B          -
  Retained Earnings (Deficit)                      (248,566)           (2,000)                 -          (544,333) A
                                                                                                          (369,250) B 1,164,149)
                                                ---------------- -------------------  ------------------------------ ------------
     Total Stockholders' Equity (Deficit)          (105,413)                -                  -          (544,333)    (649,746)

                                                ---------------- -------------------  ------------------------------ ------------

     Total Liabilities and Stockholders' Equity   $  10,352       $         -           $      -           $      -   $   10,352
                                                ================ ===================  ============================== ============

 See accompanying notes to unaudited pro forma condensed combined financial statements.




                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003


                                                             Media Worx        Advanced                                  Pro Forma
                                              Media Worx,    Acquisition,       Capital            Pro Forma              Combined
                                                 Inc.            LLC         Services, LLC        Adjustments              Balance
                                              -------------- --------------- ------------------- ------------------     ------------

 Revenues                                      $          -  $            -   $               -   $              -      $         -

Expenses:
   General & Administrative                          49,090           2,000                   -                  -           51,090
                                              -------------- --------------- ------------------- ------------------     ------------
          Total Operating Expenses                   49,090           2,000                   -                  -           51,090
                                              -------------- --------------- ------------------- ------------------     ------------

Net Operating Income (Loss)                        (49,090)          (2,000)                  -                  -          (51,090)
                                              -------------- --------------- ------------------- ------------------     ------------
Other Income (Expense)
     Interest Expense                              (21,171)               -                   -           (30,688)  D       (51,859)
     Writedown of Investment in SSCI                      -               -                   -                  -                -
     Other Income (Expense)                         942,051               -                   -          (913,583)  C        28,468
                                              -------------- --------------- ------------------- ------------------     ------------
    Total Other Income (Expense)                    920,880               -                   -          (944,271)          (23,391)
                                              -------------- --------------- ------------------- ------------------     ------------

Net Income (Loss)                              $    871,790  $       (2,000)  $               -   $      (944,271)      $   (74,481)
                                              ============== =============== =================== ==================     ============

Loss per Share, Basic                          $       3.93  $            -   $               -                         $         -
                                              ============== =============== ===================                        ============
Loss per Share, Diluted                        $       3.88  $            -   $               -                         $         -
                                              ============== =============== ===================                        ============

Weighted Average Shares Outstanding, Basic          221,906               -                   -                          21,971,906
                                              ============== =============== ===================                        ============
Weighted Average Shares Outstanding, Diluted        224,706               -                   -                          21,974,706
                                              ============== =============== ===================                        ============

See accompanying notes to unaudited pro forma condensed combined financial statements.



                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                MediaWorx       Advanced                             Pro Forma
                                            MediaWorx,         Acquisition,     Capital          Pro Forma         Combined
                                               Inc.                LLC          Services, LLC   Adjustments         Balance
                                            --------------- ------------------- -------------- ----------------   --------------

Revenues                                    $            -   $               -  $           -   $            -    $           -

Expenses:
   General & Administrative                        189,586                   -              -                -          189,586
                                            --------------- ------------------- -------------- ----------------   --------------
          Total Operating Expenses                 189,586                   -              -                -          189,586
                                            --------------- ------------------- -------------- ----------------   --------------

Net Operating Income (Loss)                      (189,586)                   -              -                -         (189,586)
                                            --------------- ------------------- -------------- ----------------   --------------

Other Income (Expense)
     Interest Expense                             (97,292)                   -              -          (63,336) D      (160,628)
     Writedown of Investment in SSCI                     -                   -              -                -                -
     Other Income (Expense)                        537,526                   -              -         (913,583) C      (376,057)
                                            --------------- ------------------- -------------- ----------------   --------------
    Total Other Income (Expense)                   440,234                   -              -         (976,919)        (536,685)
                                            --------------- ------------------- -------------- ----------------   --------------
Net Income (Loss)                                  250,648                   -              -         (976,919)        (726,271)
                                            --------------- ------------------- -------------- ----------------   --------------

Other Comprehensive Income                           2,500                   -              -                -            2,500
                                            --------------- ------------------- -------------- ----------------   --------------

Comprehensive Income                        $      253,148   $               -  $           -   $     (976,919)   $    (723,771)
                                            =============== =================== ============== ================   ==============

Loss per Share, Basic                       $         1.18   $               -  $           -                     $       (0.03)
                                            =============== =================== ==============                    ==============

Weighted Average Shares Outstanding, Basic         214,306                   -              -                        21,964,306
                                            =============== =================== ==============                    ==============

 See accompanying notes to unaudited pro forma condensed combined financial statements.



      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)      GENERAL

         On July 1, 2003, Advanced Capital Services, LLC (ACLLC) purchased the assets of Solar Satellite Communications, Inc., which consisted mainly of a business plan, in exchange for 3,000,000 ACLLC member ship interests (convertible into 250,000 commons shares of Media Worx, Inc. stock) and a $500,000 note payable with accrued interest of $44,333. At the time of the purchase ACLLC had no assets or liabilities.

         Also on July 1, 2003, MediaWorx, Inc. and its wholly owned subsidiary MediaWorx Acquisition Company, LLC merged with and into ACLLC. As a result of the merger the Company acquired the assets of ACLLC, which consisted primarily of a business plan and the people involved in the management and procurement of print, packaging, and cross-media services and a promissory note payable of $500,000 with accrued interest of $44,333 in exchange for 4,250,000 Common Shares and 3,000,000 Preferred Shares, convertible 1 Preferred to 5 Common Shares.

         The pro forma adjustments discussed below are subject to change.

         (2)      FISCAL YEAR ENDS

         The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2003 and the year ended December 31, 2002, include MediaWorx, Inc., MediaWorx Acquisition Company, LLC and Advanced Capital Services, LLC operations on a common fiscal year.

         (3)      PRO FORMA ADJUSTMENTS

         The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2003, are described below:

                  ( A ) To record purchase of assets of Solar Satellite Communications, Inc. By Advanced Capital Services, LLC for 3,000,000 ACLLC membership interests (convertible into 250,000 common shares of MediaWorx, Inc.). The assets of SSCI were primarily the business plan and people involved in the management and procurement of print, packaging, and cross-media services and a promissory note payable of $500,000 with accrued interest of $44,333.

                  ( B ) To record merger with MediaWorx Acquisition Company, LLC and Advanced Capital Services LLC by issuing 4,000,000 shares of Common Stock, par value $.005 and 3,500,000 shares of Convertible Preferred Stock, par value $.10 of MediaWorx, Inc. stock to the members of Advanced Capital Services, LLC. To record the conversion of the 3,000,000 membership interests issued above into 250,000 shares of MediaWorx, Inc.'s common stock.

         The adjustments to the accompanying unaudited pro forma condensed combined statements of operations are described below:

                  ( C ) To writedown investment in SSCI.

                  ( D ) To record accrued interest on $500,000 note payable at 12% for the six months ended June 30, 2003 in the amount of $30,688 and for the year ended December 31, 2002 in the amount of $63,336.




EXHIBIT          ITEM

None



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 9, 2003            By: /s/  Linda A. Broenniman
                                    --------------------------------------------
                                    Linda A. Broenniman, Chief Executive Officer